EXHIBIT 10.1
RECEIVABLES PURCHASE AGREEMENT
This Receivables Purchase Agreement (hereinafter “Agreement”) is entered into as of MARCH 23, 2011 (the “Effective Date”), by and between MONTEREY FINANCIAL SERVICES, INC. (hereinafter “MFS”), a California corporation with its principal place of business located at 4095 Avenida de la Plata, in Oceanside, California 92056 and, NAUTILUS, INC. (hereinafter, “SELLER”), a Washington corporation, with its principal place of business located at 16400 SE Nautilus Drive, Vancouver, WA 98683, with respect to the following facts:
RECITALS

A.
SELLER is in the business of providing certain products and services to various individuals from time to time, and SELLER allows said individuals to finance the cost of such products and services by entering into retail installment contracts, promissory notes, security agreements, membership agreements and/or other instruments (each, a “Contract” and collectively, the “Contracts”). SELLER's services and/or products are described on Schedule “A” attached hereto and incorporated herein by this reference.

B.	MFS is in the business of purchasing instruments such as the Contracts in its ordinary course of business.

NOW, THEREFORE, in consideration of the above premises and of the representations, warranties and agreements contained herein, the parties hereby covenant and agree as follows:
AGREEMENT
1.    DEFINITIONS: The following terms shall have the following meaning as used in this Agreement.
(a)“Assignment” means an Irrevocable Assignment substantially in the form attached hereto as Exhibit “A”, transferring and assigning to MFS all of SELLER's right, title and interest in and to a Purchased Contract, all payments owed thereunder and all related guaranties and collateral therefore in a form prescribed by MFS.
(b)“Authenticate(d)” means to sign, execute or otherwise adopt a symbol or encrypt or similarly process a record in whole or in part, within the presence of the authenticating person to identify the person and adopt or accept a record.
(c)“Contract” has the meaning set forth in Recital A above and must be in a form approved by MFS.
(d)“Contract/Credit Application” means an Authenticated Contract (which is in original, executed form if on paper), an original credit application, and/or an original credit report or statement concerning the Customer and any related documents, information and Records from time to time required by MFS in accordance with MFS' standard procedures.
(e)“Customer” means an individual who enters into a Contract with SELLER.
(f)“Default” means (i) a default in SELLER's repurchase obligations as set forth in Section 6 hereof, in each case which has not been cured during any applicable cure period, (ii) an Insolvency Event with respect to SELLER, (iii) the existence of fraud affecting more than twenty-five percent (25%) by aggregate outstanding principal amount of all Purchased Contracts then held by MFS or (iv) the occurrence of a Product Failure Event affecting product(s) of Seller, the purchase of which by Customers account for greater than twenty-five percent (25%) by aggregate outstanding principal amount of all Purchased Contracts then held by MFS.
(g)“Defaulted Contract” has the meaning set forth in Section 6(b) hereof.
(h)“Event of Cancellation” shall, with respect to a Contract, refer to (i) the occurrence of an event which causes a representation made by the SELLER in connection with the Contract to be or become false or misleading in any material respect whether or not true when made; (ii) a breach of any term of such Contract, or of any related guaranty or credit support agreement, whether by the or SELLER, including without limitation, failure of SELLER to deliver the underlying products or services to any Customer; (iii) any Default; (iv) notification by a Customer to SELLER or to MFS of its intent to cancel all or any part of the Contract; or (v) if the SELLER and/or MFS is named in a lawsuit over the actions or inactions of the SELLER in connection with a Contract.
(i)“Final Contract/Credit Application” means such documents or other Records as MFS shall from time to time require in accordance with its standard procedures in order to complete the purchase of a Contract and to pay the Purchase Price of the Contract to SELLER including, without limitation, (i) an Assignment; (ii) if the Purchased Contract is originally executed in paper form, the one and only executed original of the Purchased Contract; or, (iii) any Uniform Commercial Code financing statements necessary to perfect MFS' interest in the Purchased Contract; and (iv) any other document, instrument or Record required by the terms of MFS' written notice to SELLER pursuant to Section 2 below including, without limitation, any guaranties or security agreements.
(j)“Insolvency Event” means, with respect to any person or entity, (1) dissolution, liquidation or failure of a business to operate as a going concern; (2) voluntarily or involuntarily filing bankruptcy, making an assignment, arrangement or composition with or for the benefit of creditors, appointment of a receiver; it shall become insolvent or unable to pay its debts as they become due; or (3) it shall seek or become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its property; (4) it shall have a secured party take possession of all or substantially all its property or have a distress, execution, attachment, sequestration or other legal process levied or enforced against all or substantially all its property and such secured party shall maintain possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter.
(k)“Product Failure Event” means, (i) with respect to a product of SELLER delivered to a Customer in connection with a Purchased Contract (x) the occurrence of a voluntary or involuntary recall or (y) the receipt by SELLER of a valid warranty claim related to the failure of the product delivered by SELLER in connection with a Purchased Contract together with all required documentation and other material in support of such warranty claim and (ii) the failure by SELLER to respond to such recall or warranty claim in substantial compliance with the terms of SELLER's applicable product warranties or in substantial compliance with applicable law.
(l)“Purchased Contract” means a Contract, the Customer of which meets all of the credit and income requirements of MFS at the time it is purchased and which MFS elects, in its sole discretion, to purchase pursuant to the terms hereof, and does in fact purchase from SELLER. The term Purchased Contract shall not describe Contracts which have been re-assigned or repurchased from MFS by SELLER.
(m)“Purchase Price,” with respect to each Contract, means the amount set forth on the attached Schedule “A”.
(n)“Repurchased Contract” means a Purchased Contract which has been repurchased by SELLER pursuant to the terms hereof.
(o)“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
(p)“Repurchase Price” means the price at which SELLER is obligated to repurchase a Purchased Contract from MFS, and shall be an amount equal to (i) the principal outstanding balance of the Purchased Contract as of the original effective date of purchase from SELLER, less all payments attributable to principal received by MFS for such Purchased Contract, the result of which shall be multiplied by the original Purchase Price Rate as set forth in Schedule “A” attached hereto; plus (ii) a Repurchase Fee in an amount set forth in Schedule “A” attached hereto.
(q)“Term,” has the meaning set forth on Schedule A hereto.
2.    PURCHASE OF CONTRACTS:
(a)    Subject to the terms and conditions of this Agreement, during the Term, SELLER may submit Contracts to MFS from time to time and, upon such submission, MFS shall have the option, but not the obligation, in its sole discretion and on a case by case basis, to purchase all of SELLER'S right, title and interest in and to the such Contracts submitted by SELLER. For the avoidance of doubt, the Parties hereto agree and acknowledge that this Agreement does not obligate SELLER to offer any Contracts to MFS, nor does it require MFS to purchase any Contracts from SELLER.
(b)    With respect to Contracts in electronic form, a Contract will be deemed to be “submitted” to MFS when such Contract is listed in MFS' data base stored on a SQL Server 2000 located in a secured room at 4095 Avenida de la Plata, Oceanside, CA 92056 or such other location as determined by MFS. With respect to all other Contracts, a Contract will be deemed to be “submitted” to MFS when such Contract is received by MFS. Upon Authentication of a Contract by a Customer, SELLER shall provide to MFS the Contract/Credit Application. Upon receipt thereof, MFS shall review the Contract/Credit Application and shall notify SELLER whether it elects to exercise its option to purchase such Contract by delivery of written notice to SELLER within ten (10) days after MFS' receipt of the Contract/Credit Application. MFS' obligation to purchase any Contracts shall be conditioned upon MFS' receipt of a complete Final Contract/Credit Application with respect thereto in form and substance acceptable to MFS and any other information MFS may reasonably request relating thereto. If MFS exercises its right to purchase a Contract, SELLER shall submit a Final Contract/Credit Application to MFS. If such Final Contract/Credit Application is in electronic form, MFS and SELLER intend for MFS to have exclusive control over the Contract. Toward that end, (a) the Contract shall bear a notation in the SQL Server 2000 that indicates that such Contract has been purchased by MFS; (b) the Contract that bears the confirmation code entered by the Customer shall be deemed to be the “single, authoritative copy” of such Contract (as such terms are used in section 9-105(1) of the Uniform Commercial Code), and a single hard copy of such Contract shall be clearly and conspicuously be labeled “AUTHORITATIVE COPY; (c) such Contract (whether in electronic or hard copy form) may not be altered by SELLER, and may be altered by MFS in accordance with law solely with respect to payment terms, upon prior written notice to, and approval by, SELLER; (d) the hard copy of the Contract bearing the legend “AUTHORITATIVE COPY” or “AUTHORITATIVE REVISED COPY”, as applicable, shall be prima facie documentary evidence of the single, authoritative copy of such Contract and shall be held by MFS or its authorized agent; and (e) any other copies of the Contract printed for any reason shall each be clearly and conspicuously labeled “COPY.” In no event shall MFS assume or be delegated any of SELLER's duties, responsibilities, liabilities or obligations to the Customer under any Contract and SELLER shall remain liable therefore notwithstanding any assignment of a Purchased Contract to MFS. The parties agree that MFS shall be entitled to directly receive and retain any and all amounts due and payable under the Purchased Contracts. All Purchased Contracts shall be sold to MFS subject to the representations, warranties, covenants, agreements, terms and conditions set forth in this Agreement, and shall be accompanied by an Assignment. SELLER acknowledges and agrees that MFS shall be entitled to elect not to purchase or service any Contract for any reason whatsoever in its sole and absolute discretion. In addition MFS reserves the right to verbally verify the Contract with the Customer thereunder.
3.    PREAPPROVAL
(a)    To pre-approve a Customer for purposes of having such Customer enter into a Contract with SELLER, SELLER can either (1) use the OASYS system, MFS' online instant approval process; or (2) send an original credit application and/or credit report with respect to such Customer and any and all other documentation relating to the same to MFS for preapproval, which shall be given or withheld in MFS' sole discretion. MFS shall then have the right, but not the obligation, to either approve or reject such Customer.
(b)    MFS shall purchase each Contract preapproved in accordance with this Section 3 when submitted in accordance with Section 2 within thirty (30) days from the date of pre-approval; provided that there are no changes with respect to such Customer, the information presented to MFS in connection with the preapproval process, or the relating Contract/Credit Application. Within said thirty (30) day period, SELLER shall send MFS the original Contract or Record, the original Authenticated Contract/Credit Application, the certificate of completion, if applicable, and employment information, if applicable. If this information is not received by MFS within the thirty (30) day period, MFS will have the option to reject the Contract or to re-qualify the same under MFS' credit guidelines.

1.	FUNDING OF PURCHASE PRICE:
(a)Provided that no Event of Cancellation has occurred with respect to a Contract that MFS has elected to purchase, MFS shall, within five (5) business days after SELLER's submission of a complete Final Contract/Credit Application to MFS, pay to SELLER the Purchase Price for each Purchased Contract less any adjustment to Purchase Price, if applicable, as set forth in Schedule “A”.
2.REPRESENTATIONS AND WARRANTIES:
(a)SELLER hereby represents, warrants and covenants to MFS, its successors and assigns, as of the date hereof and, with respect only to such Contract (the “Relevant Contract”), and related credit application, as of the date(s) of submission of such credit application and assignment of the Relevant Contract to MFS pursuant to the terms hereof, that:
(1)If a corporation, partnership or limited liability company, SELLER is duly organized and validly existing and in good standing in the state of its incorporation as such, and has full power to carry on its business as it is presently conducted including, without limitation, the sale of the Contracts, to enter into this Agreement and to carry out the transactions contemplated hereby;
(2)The execution and delivery of this Agreement, the assignment of the Purchased Contracts to MFS, and the performance by SELLER of the transactions contemplated hereby have been duly authorized by all necessary corporate action of SELLER, including any action required under SELLER's governing instruments;
(3)The execution, delivery and performance of this Agreement and the assignment of the Relevant Contract to MFS, and the execution of any other instrument related to such Relevant Contract, constitute a legal, valid and binding obligation of SELLER enforceable in accordance with its terms, without any offsets or counterclaims, and no further actions are required for SELLER to enter into this Agreement and such other instruments;
(4) As of the date hereof, all of SELLER's business operations are duly licensed and permitted under all material federal, state and local laws, rules and regulations of any governmental authority;
(5)As of the date hereof, SELLER has duly paid any and all license, franchise, corporation or other taxes, fees, imposts, duties or charges levied, assessed or imposed upon it or upon any of its properties of whatsoever kind or description to the extent any such taxes, fees or amount affect the validity or enforceability of the Relevant Contract;
(6)Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default of any statute, rule or decree of any court, administrative agency or governmental body to which SELLER is or may be subject;
(7)There are no agreements between SELLER or its agents and the Customer in connection with the Relevant Contract and no express warranties have been or will be made by SELLER or its agents to such Customer, except as set forth in the Relevant Contract;
(8)SELLER and its agents have not participated in and have no knowledge of any fraudulent and/or misleading act in connection with any Relevant Contract;
(9)With respect to each Relevant Contract SELLER has taken commercially reasonable steps to verify the identity of each Customer and such Customer's legal capacity to enter such Contract and to confirm that the Customer has not engaged in any fraud or misrepresentation with respect to the Relevant Contract, and the Authentication provided by the named Customer is genuine;
(10)If a Relevant Contract is in electronic form, (a) SELLER has provided to the Customer all disclosures in such form and manner as may be necessary to create a valid and enforceable electronic contract, (b) the Customer has consented to conducting the electronic transaction in accordance with applicable law; and (c) the Relevant Contract was consummated through the SELLER's web site in accordance with applicable law.
(11)Other than for a lack of enforceability caused by MFS or the provisions of any form of Contract provided by MFS for use by SELLER in documenting Contracts for purchase by MFS hereunder (the “MFS Form Contract”), the Relevant Contract is valid, genuine and noncancellable, enforceable according to its terms (including, but not limited to, terms related to interest rate or time price differential), except where any such invalidity or unenforceability would not modify the essential rights and obligations derived from the Relevant Contract, and each transaction (including the application process and the origination of the Relevant Contract) was at the time of its origination and is as of the date of the assignment of the same to MFS, in compliance with applicable laws, rules and regulations of any governmental authority whether federal, state, county, municipal or otherwise including, without limitation, usury laws, electronic or digital signature laws, electronic transaction laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B, M and Z, state adaptations of the Consumer Credit Protection Act (or parts thereof) and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity, disclosure or repossession laws or regulations applicable with respect to a particular Contract. SELLER shall not utilize the MFS Form Contract with any Customer or Contract not offered to MFS for purchase.
(12)The Relevant Contract is a valid deferred payment obligation for the amount therein set forth and such Relevant Contract shall not be subject to any disputes, offsets or counterclaims not caused by MFS after being assigned hereunder, and the property, goods or services described in the Relevant Contract have never been the subject of any other Contract between SELLER and the Customer and the Relevant Contract has not been rescinded by SELLER or Customer for any reason whatsoever, SELLER is not in breach under any obligation to any Customer under the Relevant Contract, and has no actual knowledge of any personal defenses that the Customer could raise against the enforcement of the terms of any Contract; SELLER has no actual knowledge of any facts which may result in the uncollectability or unenforecability of any Contract;
(13)All credit or other information reasonably relevant to a credit determination concerning the Customer known to SELLER will have been disclosed to MFS and such credit information and all other information supplied by SELLER in connection with a Relevant Contract shall be, to SELLER's knowledge, true, complete and correct as of the date . SELLER shall supplement such information as necessary so that such information remains true, complete and correct; SELLER has no knowledge of any facts, which presently or upon the occurrence of certain events in the future, may result in the uncollectability and/or unenforceability of the Relevant Contract; SELLER acknowledges that MFS will rely upon information appearing on SELLER's records relating to all Contracts and Final Contracts/Credit Applications, and in light of such acknowledgment, each item of information contained in and appearing on such records accurately reflects their true status;
(14)The Relevant Contract is current and the Customer is not in default with respect to any term thereunder as of the date of submission of the related Contract/Credit Application, Final Contract/Credit Application and Assignment in respect of the Relevant Contract;
(15)SELLER owns the Relevant Contract submitted to MFS hereunder free and clear of any liens, charges, security interests, encumbrances or other restrictions or transfer which may adversely affect MFS' rights with respect thereto, including without limitation, MFS' rights under this Agreement to be the assignee of all Purchased Contracts and to collect all monies due thereunder, SELLER has the absolute right to sell, assign and transfer the Relevant Contract free and clear of all rights of third parties, and upon assignment MFS will obtain good title to such Relevant Contract free and clear of any liens, charges, encumbrances or other restrictions whatsoever;
(16)The execution and delivery by SELLER of this Agreement and the assignment of the Relevant Contract to MFS and the security interests granted to MFS from time to time pursuant to the terms hereof, do not conflict with or constitute a material breach or default with respect to any indenture, loan or credit agreement, mortgage, lease, deed or other agreement to which it is a party or by which it or its properties are bound and there are no suits or proceedings pending or, to the knowledge of SELLER, threatened in any court or before any regulatory commission, board or other administrative or governmental agency against or affecting SELLER which could materially impair SELLER's ability to perform its obligations hereunder;
(17)There is no litigation or other proceeding pending, or to the best of SELLER's knowledge, threatened against SELLER that has a reasonable likelihood of affecting SELLER'S ability to perform its material obligations under this Agreement;
(18)SELLER has delivered to Customer all products and services required to be delivered and/or performed in accordance with the Relevant Contract;
(19)SELLER has not made any false, fraudulent or misleading representation, engaged in any unfair or deceptive trade practices with respect to the Relevant Contract and has not made any statement, promise or representation about the payment terms under the Relevant Contract, except as stated in writing in the Relevant Contract; and
(20)The Relevant Contract has been serviced by SELLER in conformity with all applicable laws, rules and regulations.
(b)The representations and warranties contained herein shall survive the termination of this Agreement until the earlier of (i) thirty (30) months after the expiration or earlier termination of this Agreement, or (ii) the date on which all of SELLER's obligations hereunder have been fully performed.
6.    SELLER'S REPURCHASE OBLIGATIONS; MFS' PROTECTION AGAINST LOSSES UPON DEFAULT:
(a)If, with respect to a Purchased Contract (i) SELLER knows or has reason to know that such Purchased Contract is not the bona fide legal obligation of the Customer, or the Contract and/or Authoritative Copy of thereof is the subject of fraud, is invalid, or has been tampered with in any way; (ii) any of SELLER's representations or warranties contained in this Agreement shall be materially untrue or incorrect with respect to such Purchased Contract and such material inaccuracy is reasonably likely to affect MFS' ability to collect amounts owed under the Purchased Contract; (iii) the Customer does not receive the products and/or services contracted for in such Contract or (iv) there is a Product Failure Event with respect to the product received by Customer under such Purchased Contract; then SELLER unconditionally agrees that it will, within thirty (30) days after MFS' written notice and demand to SELLER, either and at MFS' option (aa) repurchase such Purchased Contract for a price equal to the Repurchase Price; or (bb) replace such Purchased Contract by assigning to MFS all of its right, title and interest in and to Contract(s) owned by SELLER with an aggregate outstanding principal balance identical to the Repurchase Price, which substituted Contracts shall be subject to review and approval of MFS in its sole discretion. In such event, MFS agrees to reassign the applicable Purchased Contract to SELLER, AS IS, WHERE IS, WITHOUT RECOURSE OR WARRANTY OF ANY KIND (except that MFS shall represent and warrant that it owns the applicable Purchased Contract, has not transferred it to a third party, and otherwise has the unencumbered right to reassign the Purchased Contract).
(b)In addition to SELLER's obligation to repurchase any Purchased Contracts pursuant to Section 6(a) above, (i) if, after MFS engages in commercially reasonable efforts to secure timely payment,

the first scheduled consumer installment payment on any Purchased Contract following said Purchased Contract's assignment to MFS is not made pursuant to the regular repayment terms and conditions of the Purchased Contract, including timing and amount (each, a “Defaulted Contract” and collectively, the “Defaulted Contracts”), then in any of such events, SELLER shall, within thirty (30) days after MFS' written notice of the Defaulted Contract, either and at MFS' option (x) repurchase the Defaulted Contract; or (y) replace the Defaulted Contract(s) on the terms set forth in Section 6(a) above. In addition to any remedy set forth herein or available to MFS under applicable law and equity and in addition to any other amounts owed by SELLER to MFS, MFS shall be entitled to offset any and all amounts it and its affiliates and agents incur in connection with collection efforts and efforts to remedy SELLER's Default under this Section 6(b) (including, without limitation, any travel costs).
(c)If SELLER is obligated to repurchase a Purchased Contract for any reason and does not provide MFS with cash or an acceptable replacement Contract(s) as set forth in this Section 6 within thirty (30) days following notice by MFS to SELLER as provided in this Section 6 (the date said notice is given being referred to herein as the “Notice Date”), then interest shall accrue on all amounts owed by SELLER (including, without limitation, the Repurchase Price of any Defaulted Contract and any costs incurred by MFS and its affiliates and agents in connection with collection and remedial efforts relating to any such Defaulted Contract or the repurchase of any Purchased Contract) to MFS at the rate of one and one half percent (1.5%) per month under applicable law from the Notice Date until paid in full.
7.    SECURITY AGREEMENT IN COLLATERAL: To secure the accuracy and full performance of each of SELLER's representations, warranties, covenants and obligations hereunder, SELLER hereby grants to MFS a first priority security interest (the “Security Interest”) in all of SELLER's right, title and interest in and to (i) all of the Purchased Contracts, and (iii) all proceeds of the foregoing, when purchased by MFS, excluding any Purchased Contracts that are repurchased by SELLER. The Purchased Contracts and all proceeds of the foregoing are sometimes hereinafter collectively referred to as the “Collateral.” MFS may file one or more original Uniform Commercial Code financing statements describing the Collateral in all offices where appropriate as may be necessary or advisable to perfect SELLER's security interest in the Collateral. The transactions contemplated hereby are a full and absolute sale of the Purchased Contracts, subject to the conditions herein, and no obligations and/or rights of SELLER hereunder shall in any way be construed to imply or grant SELLER any direct or indirect ownership interest and/or legal or equitable title in and/or to the Purchased Contracts.
8.    RIGHT TO INSPECT: MFS (through any of its officers, employees, or agents) shall have the right from time to time hereafter at its sole cost and expense to audit and inspect the books and financial statements of SELLER to the extent the same may have a reasonably foreseeable impact on MFS' ability to collect Customer payments under the Purchased Contracts, and to check, test and appraise the Collateral in order to verify financial condition or the amount, quality, value, condition of, or any other matter relating to Collateral. The Parties hereto further agree that SELLER, through any of its officers, employees, or agents, shall have the right from time to time, to inspect MFS' accounting, account notes, and payment history of all Purchased Contracts subject to the payment recourse set forth under Section 6 of this Agreement.
9.    INDEMNIFICATION:
(a)SELLER and MFS each hereby agree to defend, indemnify and hold harmless each other, and the other party's affiliates, subsidiaries, employees, officers, directors, shareholders, attorneys and agents, from and against any and all losses, claims, liabilities, demands and expenses whatsoever, including without limitation reasonable attorneys' fees and costs arising out of or in connection with any breach by the indemnifying party of its representations, warranties, covenants or obligations hereunder.

(b)SELLER hereby agrees to defend, indemnify and hold harmless MFS, and its affiliates, subsidiaries, employees, officers, directors, shareholders, attorneys and agents, from and against any and all losses, claims, liabilities, demands and expenses whatsoever, in contract or tort, including without limitation reasonable attorneys' fees and costs arising out of or in connection with any breach by SELLER of its representations, warranties, covenants, or obligations under this Agreement or any Contract, or arising out of (i) SELLER's gross negligence or willful misconduct in the origination, maintenance, collection or enforcement of any Contract, and (ii) the selection, manufacture, purchase, acceptance or rejection by a Customer of any of the products or services, as applicable, relating to any Purchased Contract, and the delivery, possession, maintenance, use, condition, return or operation of any of such products or services, as applicable, (including, without limitation, latent and other defects in any product, whether or not discoverable by MFS or the Customer). SELLER shall, upon request, defend any and all actions based on, or arising out of, any of the foregoing. All indemnities and obligations contained herein shall survive the expiration or termination of the Agreement and the expiration or termination of any Purchased Contract.

(c)Notwithstanding the foregoing, neither Party shall be liable to the other for indirect, consequential or punitive damages, nor damages based on lost profits or lost opportunity, even if advised of the possibility of such damages.

10.    MFS' RIGHTS TO DEAL WITH PURCHASED CONTRACTS: MFS shall use commercially reasonable efforts to collect amounts payable under the Purchased Contracts in the ordinary course of business. MFS shall have the right to deal with all Purchased Contracts and Customers in the sole exercise of its business judgment and, without limiting the generality of the foregoing, may do the following without notice to or consent by SELLER: (a) amend any Purchased Contract or renew or extend the time for payment or performance or grant any other indulgence to any Customer with respect to payment thereof; (b) make any settlements or compromises therewith; (c) demand additional collateral or release any collateral securing such Purchased Contract; (d) restructure, defer or otherwise alter payment terms of such Purchased Contract; and (e) transfer or assign any of its rights or obligations in regard of any Contract without the prior written consent of SELLER. In exercising its rights to deal with Purchased Contracts as set forth in this section, MFS shall make all such arrangements and negotiations in accordance with applicable law. Any settlement, forbearance, or other variation by MFS as contemplated under this section shall not cause SELLER's Repurchase Price to be greater than it would have been in the absence of the settlement, forbearance, or other variation. MFS' and SELLER's rights and obligations hereunder shall remain unaffected by any such activities.
11.    COVENANTS OF SELLER: During the Term hereof, SELLER agrees to: (a) cooperate with MFS in giving notice to the Customer of the assignment of the Purchased Contract; (b) comply with all of SELLER's material representations, warranties and other statutory and contractual obligations to the Customer; (c) in the event SELLER receives any payment on a Contract, SELLER shall promptly notify MFS of its receipt of the same and promptly forward such payment to MFS and SELLER hereby irrevocably appoints MFS its attorney-in-fact to act in its name and stead in regard of the Purchased Contracts, including without limitation, the right to endorse or sign SELLER's name on all checks, collections, receipts or other documents with regard to the Purchased Contracts, as MFS deems necessary or appropriate, in its discretion, to protect MFS' right, title and interest in and to the Contract and any security intended to be afforded thereby, (d) give MFS written notice of any Default hereunder or any claim known to SELLER which might adversely affect the rights of MFS hereunder and (e) perform and fulfill its material obligations to Customers under Contracts and/or agreements delivered to Customers
12.    DEFAULT AND REMEDIES: Upon the occurrence of a Default by, or with respect to, SELLER, MFS may exercise any or all of the following remedies in addition to any other remedies available to MFS under applicable law: (a) declare all amounts payable hereunder to MFS to be immediately due and payable (including, without limitation, the Repurchase Fees and any amounts due with respect to the repurchase of Purchased Contracts (including interest accrued in connection therewith) and withdraw and offset such amount from and against any other amounts which may be due to SELLER hereunder (including amounts incurred by MFS and its affiliates and agents in connection with collection and remedial efforts relating to any Default); (b) [***Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission] ~~(c)~~ terminate this Agreement; and/or (d) charge interest on any all amounts owed by SELLER to MFS at the rate of one and one half (1.5%) per month from the date MFS notifies SELLER of such obligation until paid in full.
13.    MISCELLANEOUS:

a.
MFS and SELLER acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons. There shall be no restriction on MFS' or SELLER's independent business judgment, including, but not limited to, decisions regarding selection of a Customer, pricing, market decisions or credit decisions hereunder.

b.
The provisions of this Agreement and the representations, rights and obligations of the parties hereto shall survive the execution and delivery hereof, and except as they relate to the offer, sale and purchase of additional Contracts, shall survive the termination of this Agreement.

c.
Any notice required to be given hereunder shall be delivered personally, to the extent applicable numbers and contact information are delivered by one party to the other for such purposes, shall be sent by first class mail, postage prepaid, return receipt requested, by overnight courier, or by facsimile or pdf or electronic mail, to the respective parties at the addresses given in the preamble of this Agreement, which addresses may be changed by the parties by written notice conforming to the requirements of this Agreement. Any such notice deposited in the mail shall be conclusively deemed delivered to and received by the addressee four (4) days after deposit in the mail, if all of the foregoing conditions of notice shall have been satisfied. All facsimile communications shall be deemed delivered and received on the date of the facsimile, if (1) the transmittal form showing a successful transmittal is retained by the sender, and (b) the facsimile communication is followed by mailing a copy thereof to the addressee of the facsimile in accordance with this paragraph. Any communication sent by overnight courier shall be deemed delivered on the earlier of proof of actual receipt or the first day upon which the overnight courier will guarantee delivery.

d.
The parties agree that this Agreement has been executed and delivered in, and shall be construed in accordance with the internal laws of the State of California as applied to contracts between California residents entered into and to be performed wholly within California. SELLER hereby consents to the jurisdiction of any local, state or federal court located within the County of San Diego, State of California; provided, however, nothing contained herein shall preclude MFS from commencing any action hereunder in any Court having jurisdiction thereof. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e.
If at any time any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

f.
This Agreement together with all schedules and exhibits attached hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and incorporates all representations made in connection with negotiation of the same. All prior or contemporaneous agreements, understandings, representation, warranties and statements, oral or written, relating to the subject matter hereof are superseded and are null and void. The terms hereof may not be terminated, amended, supplemented or modified orally, but only by an instrument duly executed by each of the parties hereto. The recitals set forth above are incorporated herein by this reference.

g.	This Agreement and any amendments hereto shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

h.	In the event there is any conflict between this Agreement and any ancillary agreements with respect to any Contract, the terms and conditions of this Agreement shall control.

i.
If either party commences legal proceedings for any relief against the other party arising out this Agreement, the losing party shall pay the prevailing parties legal costs and expenses, including without limitation, reasonable attorney's fees.

j.
This Agreement may be executed in one or more identical counterparts, all of which shall together constitute one and the same instrument when each party has signed one counterpart. To them as much extent permitted by applicable law, in the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

k.	Additional terms of this Agreement, all of which are hereby incorporated herein by this reference, are set forth in the following schedules, addenda, exhibits or riders attached hereto.

-THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY-
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives on the date first above written.

SELLER:	MFS:

NAUTILUS, INC. a Washington corporation	MONTEREY FINANCIAL SERVICES, INC. a California corporation

By: /s/ Kenneth L. Fish	By: /s/ Chris Hughes

Print: Kenneth L. Fish	Print: Chris Hughes

Title: CFO	Title: Exec V.P.

Date: 3-23-2011	Date: 3-23-11

Federal Tax I.D.# 94-3002667

SCHEDULE A

to that RECEIVABLES PURCHASE AGREEMENT
dated March 23, 2011
by and between

MONTEREY FINANCIAL SERVICES, INC.
and
NAUTILUS, INC.

I.	DESCRIPTION OF SELLERS SERVICES/PRODUCTS:

Individual consumer retail installment contracts for the purchase finance of SELLER's Bowflex and Nautilus exercise equipment.

II.	PURCHASE PRICE:

[***Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.]

III.	ADJUSTMENTS TO PURCHASE PRICE:

[***Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.]

IV.	STIPULATIONS:

a.	First Payment recourse on all Purchased Contracts (as set forth in Section 6(b) of the Agreement).

V.	REPURCHASE FEE:

[***Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.]

VI.	CUSTOMER CREDIT APPROVAL THROUGH OASYS:

a.
In connection with Contracts to be sold to MFS pursuant to this Agreement, prior to entering into any retail installment agreement or Contract with prospective Customers, for each such prospective Customer SELLER shall submit a credit approval application through MFS' proprietary online credit approval system, OASYS. It is understood and agreed that SELLER shall offer for sale to MFS, each Contract which is approved through OASYS. SELLER and MFS acknowledge and agree that despite the parties' best efforts to induce credit-approved consumers into enter into a Contract, not all credit-approved consumers will do so. Nevertheless, in an effort to forecast volume and gauge costs associated with credit reviews, the parties hereto expect and believe that at least [***Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.] of all Contracts which MFS approves through OASYS will enter into a Contract, all of which SELLER commits to offer for sale to MFS based on the terms set forth herein. Furthermore, it is the expectation and belief of the SELLER and MFS that within ninety (90) days of the first Customer Contract being submitted for credit review and offer to MFS for purchase, at least [***Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.] of the credit applications will result in credit approval based on the credit-approval criteria and logic utilized by OASYS, and to be reviewed and agreed upon by both SELLER and MFS.

b.
In an effort to ensure that approval and closure rate percentages set forth above in section VI(a) of this Schedule A result in a relationship which is mutually beneficial to both SELLER and MFS, the parties hereto agree that the same approval and closure rate percentages may be reviewed on a quarterly basis to determine if any adjustment or fees related thereto should be considered.

c.	SELLER shall pay MFS ten dollars ($10.00) for each duplicate credit application submitted through OASYS.

VII.	TERM:

The Term of this Agreement is a period of one (1) year(s) commencing on the Effective Date and ending on the first anniversary thereafter. The Term shall automatically renew unless either party provides the other written notice at least thirty (30) days of its intent not to renew the same. This Agreement may be terminated prior to its intended expiration as follows:

a.	Immediately upon the occurrence of an Insolvency Event with respect to either party;

b.	Upon the mutual written agreement of the parties hereto;

c.	By either party for any reason upon not less than thirty (30) days written notice to SELLER;

d.	Immediately by MFS upon the occurrence of an event of Default by SELLER.

Notwithstanding the termination of this Agreement due to expiration of its Term, SELLER's obligations to MFS under Section 11 hereunder shall continue with respect to Purchased Contracts, and MFS shall be entitled to collect all outstanding payments under all Purchased Contracts until they have been paid in full.

ACKNOWLEDGEMENT (initialed):    /s/ KF_________     /s/ CH__________
SELLER        MFS

EXHIBIT A
FORM OF IRREVOCABLE ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (the “Assignor”) hereby sells, assigns and transfers unto MONTEREY FINANCIAL SERVICES, INC., (“MFS”) a California corporation (“Assignee”), its successors and assigns, all of Assignor's right, title and interest in and to the contracts, promissory notes, security agreements, membership agreements, instruments and accounts receivable (each, a “Contract” and collectively, the “Contracts”) described on the attached Annex A, together with the property described therein, if any, and all rights and remedies thereunder, including all guaranties thereof or collateral security therefor, without recourse or warranty except as provided herein. Assignor authorizes Assignee to collect any and all installments and payments due on each Contract and to take action thereunder which Assignor might otherwise take with respect to each Contract. This Assignment is being delivered pursuant to and upon all of the representations, warranties, covenants and agreements on the part of the undersigned Assignor contained in that certain Receivables Purchase Agreement, dated as of ___________, __, 2011. (the “Agreement”) between Assignor and Assignee, which Agreement contains certain representations, warranties and covenants from Assignor to Assignee, including, without limitation, certain obligations on behalf of the Assignor to repurchase the Contracts or to replace the Contracts upon the terms and conditions set forth therein. This Assignment shall be governed by and interpreted in accordance with the terms of the Agreement and the laws of the State of California. Capitalized terms used herein, which are not defined herein, shall have the meanings set forth in the Agreement.
Assignee may, without notice to Assignor, enter into any settlement, forbearance or other variation in terms in connection with any Contract, or discharge or release the obligations of the Obligor or other person, by operation of law or otherwise, without affecting Assignor's liability hereunder, except that any settlement, forbearance, or other variation by Assignee or its assigns shall not cause Assignor's Repurchase Price to be greater than it would have been in the absence of the settlement, forbearance, or other variation. Assignee's failure or delay in enforcing any right hereunder does not constitute a waiver of that right. Assignor shall not make any collections or repossessions with respect to the Contracts.
Assignor hereby certifies on and as of the date hereof (a) that each and every representation and warranty of the undersigned contained in the Agreement is true and correct on and as of the date hereof in all material respects with the same force and effect as if originally expressed on and as of the date hereof and (b) that each of the conditions set forth in the Agreement with respect to the purchase of the Contracts hereunder has been fulfilled or waived on the date hereof.
Assignor does not delegate and Assignee shall not be required to assume any of the duties, responsibilities, liabilities or obligations of Assignor under any Contract assigned hereunder and Assignor shall remain liable therefore notwithstanding the assignment contained herein.
IN WITNESS WHEREOF, the undersigned has executed this Form of Irrevocable Assignment to be duly executed this _______ day of ____________________, 2011.
______________________________________
Print SELLER's Name Here
By: ___________________________________

Title: _________________________________